SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2002

MANPOWER INC.

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	1-10686 (Commission file number)	39-1672779 (IRS Employer Identification No.)

5301 North Ironwood Road
Milwaukee, Wisconsin 53217
(Address of principal executive offices)

Registrant's telephone number, including area code: (414) 961-1000

Item 5. Other Events.

       On January 7, 2002, Manpower Inc. (the "Company") issued a press release announcing the retirement of Terry A. Hueneke, the Executive Vice President of the Company, and the appointment of Barbara J. Beck as Executive Vice President - U.S. and Canadian Operations of the Company.

       The January 7, 2002 Press Release is attached hereto as an exhibit and is incorporated herein by reference, except for references to the Company's website and the information contained therein.

Item 7. Exhibits.
Exhibit No.	Description
99.1	Press Release dated January 7, 2002.

SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANPOWER INC.

Date: January 24, 2002	/s/ Michael J. Van Handel Michael J. Van Handel Senior Vice President - Chief Financial Officer and Secretary

EXHIBIT INDEX
Exhibit No.	Description
99.1	Press Release dated January 7, 2002.